EQUICREDIT
CORPORATION



                  SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE
                    Series EQCC Home Equity Loan Trust 1999-1
                    Series EQCC Home Equity Loan Trust 1999-2
                    Series EQCC Home Equity Loan Trust 1999-3



     I, Gloria J. Roberts, Vice President of EquiCredit Corporation of America and a responsible officer as defined in the Pooling and Servicing Agreements dated as of March 1, 1999 for Series EQCC Home Equity Loan Trust 1999-1; June 1, 1999 for Series EQCC Home Equity Loan Trust 1999-2; August 1, 1999 for Series EQCC Home Equity Loan Trust 1999-3 (collectively the "Agreements" ) by and among U.S. Bank National Association ("Trustee") and EquiCredit Corporation of America, (the "Representative" and "Servicer") and the Depositors listed in the Agreements (the "Depositors") in such capacity hereby certify:

     (i) The Servicer has fully complied with the provisions of Articles V and VII of the Agreements, and,

     (ii) a review of the activities of the Servicer during the preceding year ended December 31, 1999 and its performance under the Agreements has been made under my supervision, and

     (iii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreements throughout such preceding year.





                              EQUICREDIT  CORPORATION  OF  AMERICA
                              Representative  and  Servicer  for
                              EQCC  Home  Equity  Loan  Trust  1999-1
                              EQCC  Home  Equity  Loan  Trust  1999-2
                              EQCC  Home  Equity  Loan  Trust  1999-3



                              By:  /s/Gloria  J.  Roberts
                                 -------------------------
Dated:March  30,  2000        Gloria  J.  Roberts,  Vice  President
      ----------------



     Exhibit  99.1

                LOAN SERVICING REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Bank of America Corporation


We have examined management's assertion about Bank of America Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage
                                 -----------------------------------------------
Bankers  (USAP)  as  of and for the year ended December 31, 1999 included in the
-------
accompanying management assertion for the following securitizations: OSCC 1993-2, EQCC 1993-3; EQCC 1993-4; EQCC 1994-1; EQCC 1994-2; EQCC 1994-3; EQCC
1994-4;  EQCC  1995-1;  EQCC 1995-2; EQCC 1995-3; EQCC 1995-4; EQCC 1996-1; EQCC
1996-2;  EQCC  1996-3;  EQCC 1996-4; EQCC 1997-1; EQCC 1997-2; EQCC 1997-3; EQCC
1998-1;  EQCC  1998-2;  EQCC 1998-3; EQCC 1998-4; EQCC 1999-1; EQCC 1999-2; EQCC
1999-3; EQCC 1999-A; EFT 1996-A, EFT 1997-A; and EFT 1997-B. Management is responsible for Bank of America Corporation's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Bank of America Corporation's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Bank of America Corporation's compliance with the minimum servicing standards.

In our opinion, management's assertion that Bank of America Corporation complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1999, except as noted in Exhibit I, is fairly stated, in all material respects.


/s/  PriceWaterhouseCoopers
---------------------------
                                                       Exhibit  99.2

March  24,  2000

PricewaterhouseCoopers  LLP
Bank  of  America  Corporate  Center
100  North  Tryon  Street,  Suite  5400
Charlotte,  North  Carolina  28202

Ladies  and  Gentlemen:

In connection with your examination of our assertion that Bank of America Corporation (the "Company") complied with the minimum servicing standards in the Mortgage Bankers Association of America's Uniform Single Attestation Program for
                                          --------------------------------------
Mortgage  Bankers  (USAP)  as  of  and  for the year ended December 31, 1999, we
-----------------
recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to express an opinion on management's assertion about compliance with the minimum servicing standards. Accordingly, we make the following representations, which are true to the best of our knowledge and belief in all material respects:

1. The Company has substantially complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for
                                 -----------------------------------------
       Mortgage Bankers (USAP), as they  apply  to  the  following
       ----------------
       securitizations: OSCC 1993-2; EQCC 1993-3; EQCC 1993-4; EQCC 1994-1; EQCC 1994-2; EQCC 1994-3; EQCC 1994-4; EQCC 1995-1; EQCC 1995-2;
       EQCC 1995-3; EQCC 1995-4; EQCC 1996-1; EQCC 1996-2; EQCC 1996-3;
       EQCC 1996-4; EQCC 1997-1; EQCC 1997-2; EQCC 1997-3; EQCC 1998-1;
       EQCC 1998-2; EQCC 1998-3; EQCC 1998-4; EQCC 1999-1; EQCC 1999-2;
       EQCC 1999-3; EQCC 1999-A;  EFT 1996-A,  EFT  1997-A; and EFT 1997-B
       (the "securitizations") except as noted in Exhibit  I.

2. With respect to securitizations, the Company maintains fidelity or surety bond insurance with a qualified insurer with coverage limits and deductibles that meet investor requirements, as defined in the respective Pooling and Servicing Agreement at December 31, 1999.

3. We are not aware of (a) any irregularities involving management or employees who have significant roles it the system of internal accounting control over the processing of transactions and maintenance of records related to loans serviced for others, or any irregularities involving other employees or loan balances of loans serviced for others, or (b) any violations or possible violations of law, regulations, or contracts for the servicing of loans for others, which should be considered for disclosure in the report on procedures performed in accordance with USAP.

4. All bank accounts held in trust are in the name of the Company in trust for the applicable investor and all bank accounts held in trust for others are maintained in an institution that is a member of the Federal Deposit Insurance Corporation (FDIC).

5. We are responsible for complying with the minimum servicing standards in the USAP.

6. We are responsible for establishing and maintaining an effective internal control structure over compliance with the minimum servicing standards.

7. We have performed an evaluation of the Company's compliance with the minimum servicing standards.

8. As of and for the year ended December 31, 1999, the Company has complied with the minimum servicing standards in all material respects, except as noted in Exhibit I.

9. We have disclosed to you all known noncompliance with the minimum servicing standards.

10. We have made available to you all documentation related to compliance with the minimum servicing standards.

11. We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning possible noncompliance with the minimum servicing standards, including communications received through the date of this letter.

12. We have disclosed to you any known noncompliance occurring through the date of this letter.



/s/ Steve Fry                                    March 30, 2000
_____________                                    ______________
Steve  Fry                                       Date
Chief  Financial  Officer
Bank  of  America  Consumer  Finance  Group




/s/ Jon N. Dockerson                            March 30, 2000
____________________                            ______________
Jon  N.  Dickerson                              Date
Senior  Vice  President
EquiCredit  Corporation




/s/Gloria Roberts                               March 30, 2000
_________________                               ______________
Gloria  Roberts                                 Date
Vice  President
Bank  of  America  Corporation

March  24,  2000

PricewaterhouseCoopers  LLP
Bank  of  America  Corporate  Center
100  North  Tryon  Street,  Suite  5400
Charlotte,  North  Carolina  28202

Ladies  and  Gentlemen:

As  of  and  for  the  12-month  period ended December 31, 1999, except as noted
below, Bank of America Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) for the
          -------------------------------------------------------
following securitizations: OSCC 1993-2, EQCC 1993-3; EQCC 1993-4; EQCC 1994-1; EQCC 1994-2; EQCC 1994-3; EQCC 1994-4; EQCC 1995-1; EQCC 1995-2; EQCC 1995-3;
EQCC  1995-4;  EQCC  1996-1; EQCC 1996-2; EQCC 1996-3; EQCC 1996-4; EQCC 1997-1;
EQCC  1997-2;  EQCC  1997-3; EQCC 1998-1; EQCC 1998-2; EQCC 1998-3; EQCC 1998-4;
EQCC 1999-1; EQCC 1999-2; EQCC 1999-3; EQCC 1999-A;  EFT 1996-A, EFT 1997-A; and
EFT 1997-B. During the year ended December 31, 1999, certain instances of noncompliance with the Standards occurred as noted below.


-     CUSTODIAL  BANK  ACCOUNTS

      Standard: Reconciliations shall be prepared within forty-five calendar days after the cutoff date and document explanations for reconciling items. These reconciling items shall be resolved within ninety calendar days of their original identification.

      Certain reconciliations contained reconciling items that were not resolved within ninety calendar days of their original identification during the year. One reconciliation was not prepared within forty-five calendar days after the cutoff date. As of December 31, 1999, these reconciling items had been resolved and procedures established to facilitate the timely preparation of reconciliations and timely resolution of reconciling items.

-     MORTGAGE  PAYMENTS

      Standard: Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor's loan documents.

      Certain mortgage payments identified as loan payoffs had related prepayment penalties that were not calculated in accordance with the loan documents during the year. As of the date of this letter, management has implemented procedures to facilitate the calculation of prepayment penalties in accordance with the applicable loan documents.



As of and for this same period, Bank of America Corporation had in effect a fidelity bond and errors and omissions policy in the amount of $275 million, which includes coverage adequate to meet the requirements outlined in the USAP.




/s/Steve Fry                                 March 30, 2000
------------                                 ______________
Steve  Fry                                   Date
Chief  Financial  Officer
Bank  of  America  Consumer  Finance  Group




/s/Jon N. Dickerson                           March 30, 2000
___________________                           ______________
Jon  N.  Dickerson                            Date
Senior  Vice  President
EquiCredit  Corporation




/s/ Gloria Roberts                            March 30, 2000
__________________                            ______________
Gloria  Roberts                               Date
Vice  President